FIRST AMENDMENT TO AGREEMENT OF SALE AND PURCHASE

                      HUDSON, NEW YORK


          This First Amendment is made this 12th day of June, 1996 by and between Marvin L. Slomowitz ("Slomowitz") and Mark
Centers Limited Partnership ("MCLP").

                          RECITALS
          A. Slomowitz and MCLP are parties to a certain Agreement of Sale and Purchase dated February 27, 1996 (the "Agreement") pursuant to which MCLP agreed to sell and Slomowitz agreed to purchase the Hudson Premises as more particularly described in the Agreement.
          B. The Agreement provided that the purchase price would be paid by the delivery from Slomowitz to MCLP of a Purchase Money Note in the form of Exhibit "B" attached to the Agreement.
          C. Slomowitz and MCLP are also parties to a certain Agreement of Purchase and Sale of even date herewith for certain of the partnership interests of Mark Twelve Associates, LP under which MCLP is delivering its Note (the "New Castle Note") to Slomowitz in consideration of the purchase price for the partnership interests to be acquired by MCLP and Mark Centers Trust in Mark Twelve Associates, L.P.
          D. Slomowitz and MCLP have agreed to offset the principal balances due under the Note (as defined in the Agreement) and the New Castle Note so that there will be no promissory note payable from Slomowitz to MCLP in consideration of the Hudson Premises.
          E. Slomowitz has elected to assign his right to acquire the Hudson Premises to Mark Nine Associates, L.P., a partnership wholly owned by Slomowitz.
          F. Capitalized terms used in this First Amendment and not defined shall have the meanings given to them in the Agreement.
          NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MCLP and Slomowitz hereby agree as follows:
               1. The Recitals described above are incorporated herein by reference as though fully set forth herein.
               2. The Purchase Price described in paragraph 3 of the Agreement is acknowledged to be $3,065,073. Said Purchase Price is deemed to be paid upon delivery from MCLP to Slomowitz of the New Castle Note.
               3.   Closing under the Agreement shall occur
contemporaneously with the execution of this Agreement on June
12, 1996.
               4. Except as modified hereby, the Agreement otherwise remains in full force and effect and is ratified and confirmed.
          IN WITNESS WHEREOF, MCLP and Slomowitz have executed this Agreement as of the day and year first above written.

                              MCLP:
                              Mark Centers Limited Partnership, a
                              Delaware partnership, by its
                              general Partner

                              By:  MARK CENTERS TRUST

                              By: /s/ David S. Zook
                                      David S. Zook




                              SLOMOWITZ:

                              By:  /s/ Marvin Slomowitz
                                       Marvin Slomowitz